                                 [EXHIBIT 99.6]

                          FORM OF LETTER OF TRANSMITTAL

                              LETTER OF TRANSMITTAL
                  (IMPORTANT: See Instructions on Reverse Side)

TO:      Clyde Companies, Inc.
         1423 Devonshire Drive
         Salt Lake City, UT  84108
         Telephone:  (801) 582-2783
                                            ............................., 1998
                                                   (please date)

                                            NOTE: If the name and address shown
                                            at left are not correct, please make
                                            any changes necessary. (See
                                            Instructions 2 and 3)

Dear Sir or Madam:

The undersigned surrenders herewith the following certificate(s) representing shares of common stock, par value $10 per share ("Clyde Common Stock"), of W.W. Clyde & Co. ("Clyde"), common stock, par value $10 per share ("Geneva Rock Common Stock"), of Geneva Rock Products, Inc. ("Geneva Rock"), common stock, par value $10 per share ("Utah Service Common Stock"), of Utah Service, Inc. ("Utah Service"), and/or common stock, par value $1 per share ("Beehive Insurance Common Stock"), of Beehive Insurance Agency, Inc. ("Beehive Insurance"), in exchange for a certificate for the number of whole shares of common stock, no par value ("CCI Common Stock"), of Clyde Companies, Inc., ("CCI") to which the undersigned is entitled to pursuant to the Agreement and Plan of Merger, dated as of November 13, 1997. Pursuant to the Agreement and Plan of Merger, each share of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of CCI Common Stock.

================================================================================
        Company Name            Certificate Numbers          Number of Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please issue the certificate(s) of CCI Common Stock, to which the undersigned is entitled in the name appearing above, subject to the following instructions:

--------------------------------------------------------------------------------
       Fill in ONLY if new certificate(s) are to be issued in a name OTHER than that of the owner whose name appears ABOVE or if delivery is to be made OTHER than to such owner.
--------------------------------------------------------------------------------
                                 (Please Print)

                    Issue Certificate(s) to              Mail or Deliver to

Name       .....................................................................
           .....................................................................
Address    .....................................................................
           .....................................................................

--------------------------------------------------------------------------------
INSERT SOCIAL SECURITY OR TAX
IDENTIFICATION NO.              SIGNATURE(S)....................................

#                                           ....................................
 -----------------------------

                                  INSTRUCTIONS

1. This Letter of Transmittal should be filled in, dated, signed and mailed to Clyde Companies, Inc., 1423 Devonshire Drive, Salt Lake City, Utah 84108 accompanied by all stock certificates representing Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock, or Beehive Insurance Common Stock presently held by you. The delivery of such certificate(s) shall be effected, and risk of loss and title shall pass, only upon proper delivery to CCI, so the method of transmitting or delivering such certificate(s) is at the risk of the owner. If such certificate(s) are sent by mail, certified or registered mail, return receipt requested, is recommended (an addressed envelope is enclosed).

2. If the new and corrected certificate(s) of CCI Common Stock are to be issued in a name other than that appearing on the face of the certificate(s) surrendered, the certificate(s) surrendered must be assigned to such transferee and the signature thereto must be guaranteed, in the usual form, by a commercial bank or trust company, or by a member firm of a major stock exchange. All endorsements or separate stock powers executed by officers of corporations, partnerships, administrators, executors, trustees, guardians, attorneys-in-fact or others acting in a fiduciary or representative capacity must be accompanied by proper documentary evidence of such person's appointment and authority to act. In all cases involving a change of ownership, the appropriate state transfer tax stamps or funds to cover the purchase of such stamps must be attached.

3. If any certificates surrendered are incorrectly registered (that is, the name of the registered holder is misspelled, etc.), or if any of the certificates surrendered have varying name registrations and the new certificates are to be issued to the same person in a corrected name, which is not exactly the same registration as that shown on the face of all the certificate(s) surrendered, then the certificate(s) surrendered should be endorsed in blank with the correct name (that is, first name, middle initial, if any, and last name) and below the signature of endorsement please write "incorrectly described as (insert the name exactly as it appears on the face of the certificate(s) surrendered)." The signature to each such endorsement should then be guaranteed in the manner outlined in Instruction 2, above.

4. Fractional shares of CCI Common Stock will not be issued. In lieu of fractional shares, shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will receive cash equal to the product of (i) such fraction multiplied by (ii) $14.52.